UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 29, 2010

AMERICAN JIANYE GREENTECH HOLDINGS, LTD.

(Exact name of registrant as specified in its charter)

Nevada	333-144228	20-5548974
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

136-20 38the Ave. Unit 3G

 Flushing, NY 11354

(Address of Principal Executive Offices)

 _______________

718-395-8706
(Issuer Telephone number)

_______________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01.

Changes In The Registrant’s Certifying Accountant

(a)  Resignation of Independent Accountant.

On July 29, 2010, our board of directors accepted the resignation of KCCW Accountancy Corp. (“KCCW”) as our independent registered public accounting firm.

KCCW’s reports for the periods during which they served as our accountant, from March 12, 2010 through July 29, 2010, did not contain any adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principles.

During the period from the end of the most recently completed fiscal year through July 29, 2010, the date of the resignation, there were no disagreements, resolved or not, with KCCW on ay matters of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of KCCW, would have caused it to make reference to such disagreements in its reports.

We provided KCCW with a copy of this Current Report on Form 8-K prior to its filing with the Securities and Exchange Commission and requested that KCCW furnish us with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements and, if it does not agree, the respects in which it does not agree.  A copy of such letter dated July 29, 2010, is filed as Exhibit 16.1 to this Current Report on Form 8-K.

(b)  Engagement of Independent Accountant.

Concurrent with the resignation of KCCW, we engaged Albert Wong & Co., registered certified public accounts, as our independent registered public accounting firm. On July 30, 2010, our board of directors approved the change of accountants to Albert Wong & Co.

Prior to engaging Albert Wong & Co., we did not consult with Albert Wong & Co. regarding the application of accounting principles to a specific completed or contemplated transaction or regarding the type of audit opinion that might be rendered by Albert Wong & Co. on our financial statements.  Furthermore, Albert Wong & Co. did not provide any written or oral advice regarding such principles or audit opinion on any matter that was the subject of a disagreement or reportable event set forth in Items 304(a)(1)(iv) and (v) of Regulation S-K.

Item 9.01.

Financial Statements and Exhibits.

(d)  Exhibits

Letter, dated July 29, 2010, from KCCW Accountancy Corp. to the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 30, 2010	AMERICAN JIANYE GREENTECH HOLDINGS, LTD.

	By:	/s/ Haipeng Wang
Name: Haipeng Wang
Title: President